                                                                EXHIBIT 10.09

                       SIXTH AMENDMENT TO CREDIT AGREEMENT

         THIS SIXTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 28, 2003 among (i) CARAUSTAR INDUSTRIES, INC. (the "Borrower"),
(ii) the subsidiaries of the Borrower identified as Guarantors on the signature pages hereto, (iii) the Lenders identified on the signature pages hereto and
(iv) BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

                                    RECITALS

         A. A Credit Agreement dated as of March 29, 2001 (as amended by that certain First Amendment to Credit Agreement dated as of September 10, 2001, that certain Second Amendment to Credit Agreement dated as of November 30, 2001, that certain Third Amendment to Credit Agreement dated as of January 22, 2002, that certain Fourth Amendment to Credit Agreement dated as of September 23, 2002, and that certain Fifth Amendment to Credit Agreement dated as of December 27, 2002, and as further modified or amended from time to time, the "Credit Agreement") has been entered into by and among the Borrower, the Guarantors party thereto (the "Guarantors"), the financial institutions party thereto (the "Lenders") and the Administrative Agent.

         B. The Borrower has requested, and the Required Lenders have agreed to, an amendment of the terms of the Credit Agreement as set forth below.

                                    AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Amendments to Credit Agreement.

         (a) Section 1.1 of the Credit Agreement is hereby amended by substituting each of the following new definitions for the respective existing definitions set forth therein:

                  "Aggregate Revolving Credit Commitment" means, as to all Lenders, the aggregate Revolving Credit Commitment of all Lenders, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Aggregate Revolving Credit Commitment as of the Sixth Amendment Effective Date shall be Forty-Seven Million Dollars ($47,000,000).

                  "Applicable Percentage" means, for purposes of calculating (a) the interest rate applicable to Offshore Rate Loans for purposes of
         Section 4.1(a); (b) the interest rate applicable to Base Rate Loans for purposes of Section 4.1(a); (c) the L/C Fee for purposes of Section 3.3(a); or (d) the Commitment Fee for purposes of Section 4.3, the rate set forth below opposite the applicable Total Leverage Ratio then in effect:

                                            Applicable           Applicable         Applicable        Applicable
                         Total           Percentage for       Percentage for      Percentage for      Percentage
         Pricing        Leverage          Offshore Rate          Base Rate          Commitment            for
          Level          Ratio                Loans                Loans                Fee             L/C Fee
         ---------------------------------------------------------------------------------------------------------
            I            < 45.0%              2.25%                1.00%               0.40%             2.25%

           II         < 55.0% but             2.50%                1.25%               0.50%             2.50%
                        => 45.0%

          III         < 60.0% but             2.75%                1.50%               0.50%             2.75%
                        => 55.0%

           IV         < 65.0% but             3.00%                1.75%               0.50%             3.00%
                        => 60.0%

            V           => 65.0%              3.25%                2.00%               0.55%             3.25%

                  The Applicable Percentage shall be determined and adjusted quarterly on the date (each a "Rate Determination Date") five (5) Business Days after the date by which the annual or quarterly compliance certificates, as applicable, and related financial statements and information are required in accordance with the provisions of Sections 7.1(a) and (b) and Section 7.2, as appropriate; provided that in the event an annual or quarterly compliance certificate and related financial statements and information are not delivered timely to the Administrative Agent's Office by the date required by Sections 7.1(a) and (b) and Section 7.2, as appropriate, the Applicable Percentages shall be based on Pricing Level V until such time as an appropriate compliance certificate and related financial statements and information are delivered.

                  Each Applicable Percentage shall be effective from a Rate Determination Date until the next such Rate Determination Date. The Administrative Agent shall determine the appropriate Applicable Percentages in the pricing matrix promptly upon receipt of the quarterly or annual compliance certificate and related financial information and shall promptly notify the Borrower and the Lenders of any change thereof. Such determinations by the Administrative Agent shall be conclusive absent manifest error. Adjustments in the Applicable Percentages shall be effective as to existing Extensions of Credit as well as any new Extension of Credit made thereafter.

                  "Asset Disposition" means the disposition of any or all of the assets (including without limitation the Capital Stock of a Subsidiary and accounts and notes receivable) of the Borrower or any of its Subsidiaries whether by sale, lease, transfer or otherwise. The term "Asset Disposition" shall not include (i) the sale of inventory in the ordinary course of business, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (iii) any Equity Issuance or (iv) transfers to a Credit Party or from a Subsidiary that is not a Credit Party to another Subsidiary that is not a Credit Party.

                  "L/C Commitment" means an amount equal to Forty-Three Million Dollars ($43,000,000). The L/C Commitment is part of, and not in addition to, the Aggregate Revolving Credit Commitment.

                  "Net Cash Proceeds" means the aggregate cash proceeds received, directly or indirectly, by any Credit Party in respect of any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees and sales commissions),
         (b) taxes paid or payable as a result thereof and (c) in the case of any Asset Disposition, the amount necessary to retire Debt secured by a Lien permitted by Section 9.2 (ranking senior to any Lien of the Administrative Agent) on the related Property; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received, directly or indirectly, by any Credit Party in any Asset Disposition, Equity Issuance, Debt Issuance or Involuntary Disposition.

                  "Permitted Investments" means Investments which are (a) cash or Cash Equivalents, (b) accounts receivable created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, (c) Investments in a Credit Party, (d) Investments by a Subsidiary that is not a Credit Party in a Subsidiary that is not a Credit Party as permitted hereunder, (e) the Investments set forth on Schedule 9.7, (f) transactions permitted under
         Section 9.6 and Section 9.8, (g) Investments consisting of Debt permitted under Section 9.3, (h) loans and advances to employees, officers and directors made in the ordinary course of business, (i) deposits for utilities, security deposits, leases and similar prepaid expenses incurred in the ordinary course of business, (j) purchases of inventory, supplies, materials and equipment or licenses, contributions or leases of intellectual property, in each case in the ordinary course of business, (k) so long as, at the time such Investment is made, the Fixed Charge Coverage Ratio as of the most recently ended fiscal quarter for which the Administrative Agent and the Lenders have received an Officer's Compliance Certificate pursuant to Section 7.2 (which certificate must relate to a fiscal quarter ending March 31, 2003 or later) is greater than 1.50:1.0, Investments in joint ventures formed after the Closing Date in an amount not to exceed in the aggregate $15,000,000 at any time outstanding, and (l) so long as, at the time such Investment is made, the Fixed Charge Coverage Ratio as of the most recently ended fiscal quarter for which the Administrative Agent and the Lenders have received an Officer's Compliance Certificate pursuant to Section 7.2 (which certificate must relate to a fiscal quarter ending March 31, 2003 or later) is greater than 1.50:1.0, other Investments in the same or a related line of business in an amount (when combined with Investments in joint ventures made pursuant to clause (k) above that are outstanding at the time of determination) not to exceed in the aggregate $25,000,000 at any time outstanding.

                  "Specified Maturity Date" means April 1, 2004.

         (b) Section 1.1 of the Credit Agreement is further amended by adding the following parenthetical at the end of clause (iv) of the definition of "EBITDA" contained therein:

         "(but only to the extent such non-cash charges are taken in or prior to the first quarter of the Borrower's 2003 Fiscal Year)"

         (c) Section 1.1 of the Credit Agreement is further amended by inserting the following definitions where alphabetically appropriate:

                  "Application Period" means, in respect of the Net Cash Proceeds of any Asset Disposition and/or the Excess Proceeds of any Involuntary Disposition, the period of 270 days following receipt of such Net Cash Proceeds by the Borrower or any Consolidated Subsidiary (or such earlier date as provided for reinvestment of the proceeds thereof under any of the Senior Note Indenture, the Senior Subordinated
         Note Indenture, the New Senior Note Indenture or the New Senior Subordinated Note Indenture following the receipt of such Net Cash Proceeds by the Borrower or any Consolidated Subsidiary).

                  "Asset Disposition Prepayment Event" means, with respect to any Asset Disposition, the failure of the Credit Parties to apply (or cause to be applied) the Net Cash Proceeds of such Asset Disposition to Eligible Reinvestments during the Application Period for such Asset Disposition.

                  "Audit" has the meaning given to such term in Section 8.10 hereof.

                  "Borrowing Base" means, as of any day, the amount by which (a) the sum of (i) 60% of Eligible Receivables and (ii) 30% of Eligible Inventory, in each case as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent and the Lenders in accordance with the terms of Section 7.7, exceeds (b) the sum of (i) the maximum aggregate principal amount of the Borrower's obligations under (A) the Standard Gypsum Guaranty (but only to the extent the Borrower's obligations under such guaranty continue to be secured pursuant to the Security Agreement), and (B) the Premier Boxboard Guaranty (but only to the extent the Borrower's obligations under such guaranty continue to be secured pursuant to the Security Agreement) and
         (ii) the aggregate of the Credit Parties' obligations under all Hedging Agreements (without taking into account any such agreement where a Credit Party is owed money from an account party) with a Lender or an Affiliate of a Lender. The Borrowing Base is subject to modification in accordance with the terms of Section 8.10. For the purposes of the foregoing calculation, the amount of any obligations under any Hedging Agreement on any date shall be deemed to be the Hedging Agreement Termination Value thereof as of such date.

                  "Borrowing Base Certificate" shall have the meaning assigned to such term in Section 7.7.

                  "Debt Issuance" means the issuance by the Borrower or any Consolidated Subsidiary of any Debt of the type referred to in clause
         (a), (b), (l) or (m) of the definition thereof set forth in this
         Section 1.01.

                  "Debt Issuance Prepayment Event" means the receipt by the Borrower or any Consolidated Subsidiary of proceeds from any Debt Issuance other than an Excluded Debt Issuance.

                  "Eligible Inventory" means, as of any date of determination and without duplication, the lower of the aggregate book value (based on a FIFO or a moving average cost valuation, consistently applied) or fair market value of all raw materials and finished goods inventory owned by the Borrower or any of its Subsidiaries less appropriate reserves determined in accordance with GAAP but excluding in any event
         (a) inventory which is not subject to a perfected, first priority Lien in favor of the Administrative Agent to secure the Obligations subject to any other Lien permitted by Section 9.2 hereof, (b) inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments or divisions having regulatory authority over such goods, (c) inventory which is not useable or salable at prices approximating their cost in the ordinary course of the business, (d) inventory located outside of the United States, (e) inventory located at a location not owned by the Borrower or any of its Subsidiaries with respect to which the Administrative Agent shall not have received a landlord's, warehousemen's, bailee's or appropriate waiver satisfactory to the Administrative Agent, (f) inventory which is leased or on consignment, and (g) inventory which fails to meet such other specifications and requirements as may from time to time be established by the Administrative Agent in its reasonable discretion.

                  "Eligible Receivables" means, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "Receivables"), owned by or owing to the Borrower or any of its Subsidiaries, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with GAAP, but excluding in any event (a) any Receivable which is not subject to a perfected, first priority Lien in favor of the Administrative Agent to secure the Obligations subject to any other Lien permitted by Section 9.2 hereof, (b) Receivables which are more than 60 days past due or 90 days past invoice date, (c) 50% of the book value of any Receivable not otherwise excluded by clause (b) above but owing from an account debtor which is the account debtor on any existing Receivable then excluded by such clause (b), unless (1) the exclusion by such clause (b) is a result of a legitimate dispute by the account debtor and the applicable Receivable is no more than 90 days past due, or (2) the applicable Receivable so excluded by such clause (b) is for an amount of less than $100,000, (d) Receivables evidenced by notes, chattel paper or other instruments, unless such notes, chattel paper or instruments have been delivered to and are in the possession of the Administrative Agent, (e) Receivables owing by an account debtor which the Borrower has determined to be not solvent or which is subject to any bankruptcy or insolvency proceeding of any kind, (f) Receivables owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Administrative Agent or otherwise on guaranty or acceptance terms acceptable to the Administrative Agent), (g) to the extent not already reflected in the face value thereof, Receivables which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction, counterclaim, dispute or other defense, (h) Receivables for which any direct or indirect Subsidiary or any Affiliate is the account debtor, (i) Receivables representing a sale to the government of the United States or any agency or instrumentality thereof unless the Federal Assignment of Claims Act has been complied with to the satisfaction of the Administrative Agent with respect to the granting of a security interest in such Receivable, with or other similar applicable law and (j) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Administrative Agent in its reasonable discretion.

                  "Eligible Reinvestment" means any acquisition permitted pursuant to Section 9.6 hereof or any other acquisition of Property (including Capital Expenditures) permitted hereunder. The term "Eligible Reinvestment" shall not include any item which is not a permitted application of proceeds of an "Asset Sale" (or any comparable term) under, and as defined in, the New Senior Note Indenture, the Senior Note Indenture, the Senior Subordinated Note Indenture or the New Senior Subordinated Note Indenture.

                  "Equity Issuance Prepayment Event" means the receipt by the Borrower or any Consolidated Subsidiary of proceeds from any Equity Issuance other than an Excluded Equity Issuance.

                  "Excess Proceeds" shall have the meaning assigned to such term in Section 8.3.

                  "Excluded Debt Issuance" means any Debt Issuance permitted by
         Section 9.3 (other than (i) under clauses (f) and (g) thereof and (ii) with respect to any Debt Issuance under clause (h) thereof, the amount of such Debt Issuance in excess of $5,000,000).

                  "Excluded Equity Issuance" means (a) any Equity Issuance by the Borrower or any Consolidated Subsidiary to any Credit Party, (b) any Equity Issuance by the Borrower to the seller of a business acquired in an acquisition permitted by Section 9.6, (c) any Equity Issuance by the Borrower the proceeds of which are used to finance an acquisition permitted by Section 9.6, or (d) any Equity Issuance in connection with stock option plans, restricted stock grants and other employee benefit plans approved by the board of directors of the applicable Credit Party (including any Equity Issuance upon the exercise or conversion of options or rights granted under any such plan); provided, however, that the term "Excluded

         Equity Issuance" shall not include any Equity Issuance to the extent that any portion of the proceeds of such Equity Issuance would be required under the Senior Note Indenture, the New Senior Note Indenture, the Senior Subordinated Note Indenture and/or the New Senior Subordinated Note Indenture to be applied to permanently retire Debt of the Borrower or any Consolidated Subsidiaries.

                  "Hedging Agreement Termination Value" means in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

                  "Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of the Borrower or any Consolidated Subsidiary.

                  "Involuntary Disposition Prepayment Event" means, with respect to any Involuntary Disposition, the failure of the Credit Parties to apply (or cause to be applied) an amount equal to the Excess Proceeds of such Involuntary Disposition, if any, either (a) to prepay the Loans (and provide cash collateral in respect to the L/C Obligations) in accordance with the terms of Section 2.3(b)(ii)(B) or (b) to make Eligible Reinvestments (including but not limited to the repair or replacement of the Property affected by such Involuntary Disposition) during the Application Period for such Involuntary Disposition, subject to the terms and conditions of Section 8.3.

                  "Premier Boxboard Guaranty" means that certain Guaranty Agreement dated as of July 30, 1999 (as amended, modified, extended, renewed or replaced from time to time) in favor of SunTrust Bank, pursuant to which the Borrower has guaranteed 50% of the obligations of Premier Boxboard to SunTrust Bank under the Premier Boxboard Credit Facility.

                  "Sixth Amendment Effective Date" means March 28, 2003.

                  "Standard Gypsum Guaranty" means that certain Second Amended and Restated Parent Guaranty dated as of August 1, 1999 in favor of Toronto Dominion (as amended, modified, extended, renewed or replaced from time to time), pursuant to which the Borrower has guaranteed 50% of the obligations of Standard Gypsum to Toronto Dominion under the Standard Gypsum Credit Facility.

                   "Toronto Dominion" means Toronto Dominion (Texas), Inc.

         (d) Section 2.1(a) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  "(a)     Description of Facilities. Upon the terms and subject
         to the conditions set forth in this Agreement, the Lenders hereby grant to the Borrower a revolving credit facility pursuant to which each Lender severally agrees to make Revolving Credit Loans to the Borrower in Dollars in accordance with Section 2.2 and the Swingline Lender agrees to make Swingline Loans to the Borrower in Dollars in accordance with Section 2.5; provided that (i) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) plus the aggregate principal amount of all outstanding Swingline Loans (after giving effect to the amount of any Swingline Loans requested and exclusive of Swingline Loans made which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Credit Loans) shall not exceed the lesser of (A) the Aggregate Revolving Credit Commitment less the sum of all outstanding L/C Obligations and (B) the Borrowing Base; and (ii) the aggregate principal amount of outstanding Revolving Credit Loans made by any Lender shall not at any time exceed such Lender's Revolving Credit Commitment. Each Revolving Credit Loan made by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion."

         (e) Section 2.3(b) of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  "(b)     Mandatory Prepayment of Loans.

                  (i) Aggregate Revolving Credit Commitment. If at any time the sum of the outstanding principal amount of all Loans and all outstanding L/C Obligations exceeds the lesser of (A) the Aggregate Revolving Credit Commitment and (B) the Borrowing Base then in effect, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, Revolving Credit Loans or Swingline Loans and/or furnish cash collateral reasonably satisfactory to the Administrative Agent in connection with L/C Obligations, as applicable in an amount sufficient to eliminate such excess; provided, however, that the Borrower shall not be required to furnish cash collateral for the L/C Obligations pursuant to this
                           Section 2.3(b)(i) unless (and only to the extent that) after the prepayment in full of all Loans the aggregate amount of all outstanding L/C Obligations exceeds the lesser of (A) the L/C Commitment and (B) the Borrowing Base then in effect. Any such cash collateral shall be applied in accordance with
                           Section 11.2(b). Any repayment of such Offshore Rate Loans other than on the last day of the Interest Period applicable thereto shall be accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

                  (ii) (A) Asset Dispositions. Promptly upon the occurrence of any Asset Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Asset Disposition not applied (or caused to be applied) by the Credit Parties during the related Application Period to make Eligible Reinvestments as contemplated by the terms of Section 9.5 (such prepayment to be applied as set forth in subsection
                           (e) below).

                           (B) Involuntary Dispositions. Promptly upon the occurrence of an Involuntary Disposition Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Excess Proceeds of the related Involuntary Disposition (such prepayment to be applied as set forth in subsection
                           (e) below).

                  (iii) Debt Issuances. Promptly upon the occurrence of a Debt Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Debt Issuance (such prepayment to be applied as set forth in subsection (e) below).

                  (iv) Equity Issuances. Promptly upon the occurrence of an Equity Issuance Prepayment Event, the Borrower shall prepay the Loans in an aggregate amount equal to 100% of the Net Cash Proceeds of the related Equity Issuance (such prepayment to be applied as set forth in subsection (e) below)."

         (f) Section 3.1 of the Credit Agreement is hereby amended by deleting the first sentence of such section and replacing it with the following:

                  "Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in
         Section 3.4(a), agrees to issue standby and/or commercial Letters of Credit for the account of the Borrower on any Business Day from the Closing Date through the date thirty (30) days prior to the Termination Date in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance,
         (a) the L/C Obligations would exceed the L/C Commitment or (b) the sum of (i) the aggregate principal amount of outstanding Revolving Credit Loans, (ii) the aggregate principal amount of outstanding Swingline Loans and (iii) the aggregate principal amount of L/C Obligations, would exceed the lesser of (A) the Aggregate Revolving Credit Commitment and (B) the Borrowing Base then in effect."

         (g) Section 3.1 of the Credit Agreement is further amended by adding the following sentence to the end of such section:

         "Notwithstanding the foregoing or anything else to the contrary herein, no Issuing Lender shall have any obligation to issue a Letter of Credit naming (x) Toronto Dominion as beneficiary and intended to support or replace the Borrower's guaranty obligations under the Standard Gypsum Guaranty (or any other Letter of Credit issued in connection with Standard Gypsum's industrial revenue bond obligations) unless Toronto Dominion acknowledges in writing that upon its receipt of such Letter of Credit Toronto Dominion will have no further rights or benefits under the Security Agreement or (y) SunTrust Bank as beneficiary and intended to support or replace the Borrower's guaranty obligations under the Premier Boxboard Guaranty (or any other Letter of Credit to be issued in connection with Premier Boxboard's Debt obligations)."

         (h) Section 3.3 of the Credit Agreement is amended by adding the following as a new subsections (d) and (e) thereof:

                  "(d)     In addition to the fees described in subsections (a)
         and (c) of this Section 3.3, with respect to any Letter of Credit naming Toronto Dominion as beneficiary, the Borrower agrees to pay to the Administrative Agent an additional upfront issuance fee equal to 0.500% multiplied by the aggregate stated amount of such Letter of Credit, such fee being for the account of each Lender pro rata according to such Lender's Revolving Credit Commitment as of the date of the issuance thereof.

                  (e) To the extent the Aggregate Revolving Credit Commitment remains outstanding, the Borrower shall pay to the Administrative Agent on (i) July 1, 2003 and (ii) the first day of each month thereafter, a fee equal to 1.00% multiplied by the Aggregate Revolving Credit Commitment on such date, such fee being for the account of each Lender pro rata according to such Lender's Revolving Credit Commitment on such date."

         (i) Section 5.2 of the Credit Agreement is amended by adding the following as a new subsection (d) thereof:

                  "(d)     On and as of the date of such Extension of Credit,
         both (i) immediately prior to giving effect to the Loans to be made on such date and/or Letters of Credit to be issued on such date and (ii) after taking into account the proceeds from such Extension of Credit to be received and retained by the Borrower or any of its Subsidiaries on such date after giving effect to any payments in the ordinary course of business to be made on such date or the next succeeding Business Day thereafter, the amount of the Borrower's Consolidated current assets consisting of freely available cash and Cash Equivalents is less than $10,000,000."

         (j) Section 7.1 of the Credit Agreement is amended by adding the following language to the end of clause (i) of subsection (b) thereof:

                  "and that does not contain any qualification or exception which is of a "going concern" or similar nature or any other material qualifications or exceptions."

         (k) Section 7.1 of the Credit Agreement is further amended by adding the following as new subsections (d) and (e) thereto:

                  "(d)     Monthly Financial Statements.

                           (i) As soon as practicable and in any event within twenty-five (25) days after the end of each calendar month, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such calendar month and unaudited Consolidated statements of income and cash flows for the calendar month then ended, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding calendar month of (or, in the case of the balance sheet, as of the end of) the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments and to the absence of notes required by GAAP.

                           (ii) As soon as practicable and in any event within twenty-five (25) days after the end of each calendar month, unaudited Consolidated balance sheets of Standard Gypsum, Premier Boxboard and each other Material Joint Venture as of the close of such calendar month and unaudited Consolidated statements of profit and loss for the calendar month then ended, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding calendar month of (or, in the case of the balance sheet, as of the end of) the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer of the Borrower to present fairly in all material respects the financial condition of each such joint venture as of their respective dates and the results of operations of each such joint venture for the respective periods then ended, subject to normal year end adjustments and to the absence of notes required by GAAP.

                  (e) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to the Borrower or any Consolidated Subsidiary in connection with any annual, interim or special audit of the books of such Person.

         (l)      The following is added as a new Section 7.7 to the Credit
Agreement:

                  "SECTION 7.7      BORROWING BASE CERTIFICATE.

                  "Within twenty-five (25) days after the end of each calendar month, a certificate as of the end of the immediately preceding month, substantially in the form of Exhibit J and certified by an Responsible Officer to be true and correct as of the date thereof (a "Borrowing Base Certificate")."

         (m) Section 8.3 of the Credit Agreement is amended by deleting the last sentence of the second paragraph of such section and replacing it with the following:

                  "In the event that the Borrower or any Consolidated Subsidiary receive Net Cash Proceeds in excess of $1,000,000 in aggregate amount during any Fiscal Year ("Excess Proceeds") on account of Involuntary Dispositions, the Credit Parties shall, within the applicable Application Period, apply (or cause to be applied) an amount equal to such proceeds to (x) make Eligible Reinvestments (including but not limited to the repair or replacement of the related Property) or (y) prepay the Loans (including by cash collateralizing L/C Obligations) in accordance with the terms of Section 2.3(b)(ii)(B); provided that if the Borrower receives Excess Proceeds as a result of an Involuntary Disposition of Collateral, and the Borrower does not otherwise apply such proceeds to make Eligible Reinvestments, the Borrower shall apply an amount equal to the amount of such proceeds received in respect of such Collateral to prepay the Secured Obligations (as defined in the Security Agreement) (including by cash collateralizing letters of credit (but only after all outstanding loans under the same facility have been prepaid) or guaranty obligations) on a pro rata basis. Pending final application of any Excess Proceeds, the Credit Parties may apply such Excess Proceeds to temporarily reduce the Revolving Credit Loans or to make Investments in Cash Equivalents."

         (n) Section 8.10 of the Credit Agreement is amended by adding the following sentences to the end of such section:

                  "Without limiting the generality of the foregoing, the Credit Parties shall cooperate with the Administrative Agent and its representatives and/or subcontractors in the completion by June 30, 2003, at the Credit Parties' expense, of a field examination of the accounts receivable and inventory of the Credit Parties (the "Audit"). The parties acknowledge and agree that the Borrowing Base will be subject to modification after the Sixth Amendment Effective Date based upon the results of the Audit, and that the Borrowing Base shall automatically and immediately be adjusted based upon the results thereof (and the Borrowing Base Certificate shall be adjusted accordingly)."

         (o) Section 9.1 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  "SECTION 9.1      FINANCIAL COVENANTS.

                  (a) Maximum Total Leverage Ratio. As of the end of each fiscal quarter, commencing with the end of the fiscal quarter ending March 31, 2003, the Credit Parties will not permit the Total Leverage Ratio to be greater than or equal to:

                       Period                                Ratio
                       ------                                -----
 fiscal quarter ending March 31, 2003                        70.0%
 fiscal quarter ending June 30, 2003                         70.0%
 fiscal quarter ending September 30, 2003                    70.0%
 fiscal quarter ending December 31, 2003                     70.0%
 fiscal quarter ending March 31, 2004 and each               67.5%
 fiscal quarter ending thereafter

                  (b) Minimum Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, commencing with the end of the fiscal quarter ending March 31, 2003, the Credit Parties will not permit the Fixed Charge Coverage Ratio to be less than:

                       Period                                 Ratio
                       ------                                 -----
 fiscal quarter ending March 31, 2003                        0.95:1.0
 fiscal quarter ending June 30, 2003                         0.85:1.0
 fiscal quarter ending September 30, 2003                    0.85:1.0
 fiscal quarter ending December 31, 2003                     1.05:1.0
 fiscal quarter ending March 31, 2004 and each               1.50:1.0
 fiscal quarter thereafter

                  (c) Minimum Tangible Net Worth. At all times on and after March 31, 2003, the Credit Parties will not permit Tangible Net Worth to be less than $65,000,000 plus, as of the end of each fiscal quarter, commencing with the end of the fiscal quarter ending June 30, 2003, (i) 50% of Net Income (to the extent positive) for the fiscal quarter then ended, such increases to be cumulative, and (ii) 100% of the Net Cash Proceeds of Equity Issuances during the fiscal quarter then ended, such increases to be cumulative.

                  (d) Maximum Capital Expenditures. Capital Expenditures in any Fiscal Year shall not exceed the amount set forth below with respect to such Fiscal Year:

              Fiscal Year                                    Amount
              -----------                                    ------
 Fiscal Year ending December 31, 2003                     $30,000,000
 Fiscal Year ending December 31, 2004                     $30,000,000
 Fiscal Year ending December 31, 2005                     $30,000,000

         For the purpose of calculating (i) Net Worth as part of the calculation of the Total Leverage Ratio with respect to Section 9.1(a) above and
         (ii) Tangible Net Worth with respect to Section 9.1(c) above, such calculations shall exclude (i.e., there will be added back to Net Worth or Tangible Net Worth, as the case may be) (a) for each fiscal year beginning with the 2002 fiscal year, any year-end non-cash adjustment (on an after-tax basis) to other comprehensive income to reflect any Additional Minimum Liability (as defined below), and (b) for the fiscal quarters ending December 31, 2002 and March 31, 2003, any restructuring charges (cash or non-cash) taken during such fiscal quarters in connection with the Borrower retiring or taking other action on idle or underperforming assets; provided, however, that the aggregate incremental amount of all such charges added back to Net Worth or Tangible Net Worth, as the case may be, (I) with respect to the charges referenced in the foregoing clause (a), shall not exceed $30,000,000 (calculated on an after-tax basis) and (II) with respect to the charges referenced in the foregoing clause (b), shall not exceed $16,000,000 (calculated on an after-tax basis). For purposes hereof, "Additional Minimum Liability" means, as of any date, with respect to any Pension Plan, the sum of the absolute values of (x) the unfunded accumulated benefit obligation existing as of the end of the fiscal year then ending or the most recently ended fiscal year, as applicable, plus (y) the Borrower's prepaid pension asset position existing as of the end of the fiscal year then ending or the most recently ended fiscal year, as applicable."

         (p) Section 9.3(c) is hereby amended by deleting such section in its entirety and replacing it with the following:

                  "(c)     Capital Lease obligations and Debt incurred, in each
         case, to provide all or a portion of the purchase price or costs of construction of an asset or, in the case of a Sale and Leaseback Transaction, to finance the value of such asset owned by the Borrower or any of its Subsidiaries, provided that (i) such Debt when incurred shall not exceed the purchase price or cost of construction of such asset or, in the case of a Sale and Leaseback Transaction, the fair market value of such asset, (ii) no such Debt shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing, (iii) the aggregate amount of all such Debt shall not exceed $15,000,000 at any time outstanding, and (iv) after giving effect to any such Debt on a pro forma basis, the Fixed Charge Coverage Ratio as of the most recently ended fiscal quarter for which the Administrative Agent and the Lenders have received an Officer's Compliance Certificate pursuant to Section 7.2 (which certificate must relate to a fiscal quarter ending March 31, 2003 or later) is greater than 1.50:1.0;"

         (q) Section 9.3(h) is hereby amended by deleting such section and replacing it with the following:

                  "(h)     other unsecured Debt of the Borrower and its
         Subsidiaries which may be incurred in accordance with the terms of the Senior Subordinated Note Indenture and which does not exceed $15,000,000 in the aggregate at any time outstanding; provided, that after giving effect to any such Debt on a pro forma basis, the Fixed Charge Coverage Ratio as of the most recently ended fiscal quarter for which the Administrative Agent and the Lenders have received an Officer's Compliance Certificate pursuant to Section 7.2 (which certificate must relate to a fiscal quarter ending March 31, 2003 or later) is greater than 1.50:1.0; and"

         (r) Section 9.5 of the Credit Agreement is amended by deleting such section in its entirety and replacing it with the following:

                  "SECTION 9.5      LIMITATIONS ON ASSET DISPOSITIONS.

                  No Credit Party will, nor will it permit any of its Subsidiaries to, make any Asset Disposition (including, without limitation, in connection with any Sale and Leaseback Transaction), in one transaction or a series of transactions, except (a) Sale Leaseback Transactions permitted by the terms of Section 9.12, (b) so long as (i) no Default or Event of Default shall exist on the date of, or shall result from, any such transaction (including after giving effect to such transaction on a pro forma basis) and (ii) such transaction is permitted under the Senior Subordinated Note Indenture, Permitted Asset Dispositions, and (c) so long as (i) no Default or Event of Default shall exist on the date of, or shall result from, any such transaction (including after giving effect to such transaction on a pro forma basis), (ii) such transaction is permitted under the Senior Subordinated Note Indenture, and (iii) such transaction is permitted under Section 9.15 (if applicable), other Asset Dispositions; provided that (x) the aggregate amount of all such Asset Dispositions (other than the Permitted Asset Dispositions) does not exceed (A) in any Fiscal Year, five percent (5%) of Total Assets (measured as of the last day of the immediately preceding Fiscal Year) or (B) during the term of this Agreement, fifteen percent (15%) of Total Assets (measured as of December 31, 2000), and (y) the Credit Parties shall within the Application Period, apply (or cause to be applied) an amount equal to the Net Cash Proceeds of any such Asset Disposition to (I) make Eligible Reinvestments or (II) prepay the Loans (and provide cash collateral in respect of the L/C Obligations) in accordance with the terms of Section 2.3(b)(ii)(A); provided that if such Asset Disposition includes any Collateral, and the Borrower does not otherwise apply such proceeds to make Eligible Reinvestments, the Borrower shall apply an amount equal to the amount of such proceeds received in respect of such Collateral to prepay the Secured Obligations (as defined in the Security Agreement) (including by cash collateralizing letters of credit (but only after all outstanding loans under the same facility have been prepaid) or guaranty obligations) on a pro rata basis. Upon a sale of assets permitted by this Section 9.5 and the Security Agreement, the Administrative Agent shall (to the extent applicable) deliver to the Credit Parties, upon the Credit Parties' request and at the Credit Parties' expense, such documentation as is reasonably necessary to evidence the release of the Administrative Agent's security interest, if any, in such assets, including, without limitation, amendments or terminations of UCC financing statements, if any, and the release of such

         Credit Party from all of its obligations, if any, under the Loan Documents. Pending final application of the Net Cash Proceeds of any Asset Disposition, the Borrower or any Consolidated Subsidiary may apply such Net Cash Proceeds to temporarily reduce the Revolving Credit Loans or to make investments in Cash Equivalents."

         (s) Section 9.6 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  "SECTION 9.6      LIMITATIONS ON ACQUISITIONS.

                  Other than transactions permitted under Section 9.7 (other than those permitted pursuant to clause (f) of the definition of Permitted Investments as it relates to Section 9.6), no Credit Party will, nor will it permit any of its Subsidiaries to, acquire all or any portion of the Capital Stock or other ownership interest in any Person which is not a Subsidiary or all or any substantial portion of the assets, property and/or operations of a Person which is not a Subsidiary, unless (i) the Person, assets, property and/or operations being acquired engage in or are engaged in the same line of business as that engaged in by the Borrower and its Subsidiaries on the Closing Date or a business reasonably related thereto, (ii) in the case of an acquisition of Capital Stock or other ownership interest of a Person, the Board of Directors of the Person which is the subject of such acquisition shall have approved the acquisition, (iii) no Default or Event of Default shall exist on the date of, or shall result from, any such acquisition (including after giving effect to such transaction on a pro forma basis), (iv) the aggregate cash consideration for each such acquisition does not exceed $25,000,000 and the aggregate consideration (cash and noncash) for all such acquisitions consummated in any twelve-month period does not exceed $50,000,000, and (v) after giving effect to any such acquisition on a pro forma basis, the Fixed Charge Coverage Ratio as of the most recently ended fiscal quarter for which the Administrative Agent and the Lenders have received an Officer's Compliance Certificate pursuant to Section 7.2 (which certificate must relate to a fiscal quarter ending March 31, 2003 or later) is greater than 1.50:1.0, as certified by a Responsible Officer in a certificate demonstrating such pro forma compliance."

         (t) Section 9.8 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

                  "SECTION 9.8      LIMITATION ON RESTRICTED PAYMENTS.

                  No Credit Party will, nor will it permit any of its Subsidiaries to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment."

         (u) Section 9.13 of the Credit Agreement is amended by deleting such section in its entirety and replacing it with the following:

                  SECTION 9.13      LIMITATION ON ACTIONS WITH RESPECT TO OTHER
                                    DEBT.

                  "No Credit Party will, nor will it permit any of its Subsidiaries to:

                           (a) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, after the issuance thereof (i) amend or modify any of the terms of any Debt of such Person (other than Debt arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse to such Person or to the Lenders, or (ii) shorten the final maturity or average life to maturity thereof or require any payment thereon to be made sooner than originally scheduled or increase the interest rate applicable thereto, or (iii) unless the Fixed Charge Coverage Ratio as of the most recently ended fiscal quarter for which the Administrative Agent and the Lenders have received an Officer's Compliance Certificate pursuant to Section 7.2 (which certificate must relate to a fiscal quarter ending March 31, 2003 or later) is greater than 1.50:1.0, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment thereof, or make (or give any notice with respect thereto) any redemption or acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange with respect thereto;

                           (b) after the issuance thereof, amend or modify any of the terms of any Subordinated Debt of such Person if such amendment or modification would (i) add or change any terms in a manner adverse to such Person or to the Lenders,
                  (ii) shorten the final maturity or average life to maturity thereof, (iii) require any payment thereon to be made sooner than originally scheduled, (iv) increase the interest rate applicable thereto or (v) change any subordination provision thereof in a manner adverse to the Lenders;

                           (c) make interest payments in respect of any Subordinated Debt in violation of the applicable subordination provisions;

                           (d) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment in respect of any Subordinated Debt;

                           (e) make (or give any notice with respect thereto) any redemption, acquisition for value or defeasance (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Subordinated Debt; or

                           (f) designate any other Debt of such Person as "Designated Senior Debt" (as such term is used in the Senior Subordinated Note Indenture) other than Debt designated as "Designated Senior Debt" as of the Closing Date and identified as such on Schedule 9.3.

         Notwithstanding the foregoing, but subject to the following proviso, the Borrower may acquire (and thereafter retire or redeem) up to $30,000,000 in aggregate principal amount of the Senior Subordinated Notes so long as no Default or Event of Default shall exist on the date of, or shall result from, any such transaction (including after giving effect to such transaction on a pro forma basis); provided, however, the foregoing provision shall not be effective and the Borrower shall not be permitted to acquire Senior Subordinated Notes in reliance thereon until the first date after the Sixth Amendment Effective Date (the "Liquidity Restoration Date") on which (A) the aggregate outstanding principal amount of the Revolving Credit Loans equals $0.00, (B) the Borrower's unaudited Consolidated balance sheet shows a balance for cash and Cash Equivalents of not less than $50,000,000 (which balance sheet shall be certified by a Responsible Officer of the Borrower, shall have been delivered to the Administrative Agent and shall be in form and substance reasonably satisfactory to the Administrative Agent), and (C) the Fixed Charge Coverage Ratio as of the most recently ended fiscal quarter for which the Administrative Agent and the Lenders have received an Officer's Compliance Certificate pursuant to Section 7.2 (which certificate must relate to a fiscal quarter ending March 31, 2003 or later) is greater than 1.50:1.0. Upon the occurrence of the Liquidity Restoration Date, such provision shall be effective automatically and without the necessity of any further action on the part of any party hereto.

         Notwithstanding the foregoing, the Credit Parties may amend the terms of the Premier Boxboard Guaranty and/or the Premier Boxboard Credit Facility in order to shorten the final maturity thereof; provided that such final maturity shall not occur in either case prior to January 5, 2004.

         (v) Schedule 1.1(a) is hereby amended by deleting such schedule in its entirety and replacing it with Schedule 1.1(a) attached hereto.

         (w) Each of Exhibit B-1 and Exhibit B-2 to the Credit Agreement is hereby amended by adding the following as a new paragraph 7 to each such exhibit:

                  "7. As of the date set forth in paragraph 2 above, (i) prior to giving effect to the Loan(s) requested by the Borrower pursuant to paragraph 1 above, the amount of the Borrower's Consolidated current assets consisting of freely available cash and Cash Equivalents is $________________ , and (ii) after taking into account the proceeds from such Extension of Credit to be received and retained by the Borrower or any of its Subsidiaries on such date after giving effect to any payments in the ordinary course of business to be made on such date or the next succeeding Business Day thereafter, the amount of the Borrower's Consolidated current assets consisting of freely available cash and Cash Equivalents is $_____________."

         (x) A new Exhibit J in the form of Exhibit J attached hereto is hereby added to the Credit Agreement immediately following Exhibit I thereof.

         2. Amendment to Security Agreement. The Security Agreement shall be amended substantially in the form of the First Amendment to Security Agreement to be dated as of the Sixth Amendment Effective Date, a copy of which is attached as Annex I hereto. The Required Lenders hereby consent to such amendment.

         3. Conditions Precedent to Effectiveness. The amendments to the Credit Agreement set forth herein shall be deemed effective as of March 28, 2003 (the "Sixth Amendment Effective Date") when (and only when) each of the following conditions precedent has been satisfied:

                  (a) Amendment. The Administrative Agent shall have received from the Credit Parties and the Required Lenders duly executed counterparts of this Amendment.

                  (b) Amendment Fee. The Administrative Agent shall have received from the Borrower an amendment fee equal to 0.375% multiplied by the aggregate Revolving Credit Commitments of the Consenting Lenders (defined below), such fee being for the account of each such Consenting Lender pro rata according to such Lender's Revolving Credit Commitment as of the Sixth Amendment Effective Date; provided, however, that such fee shall be payable only to those Lenders (the "Consenting Lenders") that shall have returned (including via telecopy) executed signature pages to this Amendment on or before 5:00 p.m., Eastern Standard Time, on Thursday, March 27, 2003, as directed by the Administrative Agent.

                  (c) Out of Pocket Costs. The Borrower shall have paid any and all out-of-pocket costs (to the extent invoiced) incurred by the Administrative Agent (including the reasonable fees and expenses of the Administrative Agent's legal counsel), and fees and other amounts payable to the Administrative Agent, in each case in connection with the arrangement, negotiation, preparation, execution and delivery of this Amendment.

                  (d) Accuracy of Representations and Warranties. The representations and warranties contained in Sections 4 and 6 of this Amendment shall be true and correct in all material respects on and as of the Sixth Amendment Effective Date with the same effect as if made on and as of such date.

                  (e) Borrowing Base Report. Receipt by the Administrative Agent of a Borrowing Base Certificate as of February 28, 2003 substantially in the form of Exhibit J to the Credit Agreement and certified by a Responsible Officer to be true and correct as of February 28, 2003.

                  (f) Guaranty Amendments. The Administrative Agent shall have received evidence satisfactory to it that the Borrower shall have obtained amendments to its guaranties in connection with the Premier Boxboard Credit Facility and the Standard Gypsum Credit Facility that conform to the applicable terms of this Agreement, including, without limitation, modification or elimination of financial covenants so that such provisions are not more restrictive than those contained in the Credit Agreement.

                  (g) Amendment to Security Agreement. The Administrative Agent shall have received from the Credit Parties duly executed counterparts of an amendment to the Security Agreement in form and substance satisfactory to the Administrative Agent providing for, among other things, a springing Lien on the Borrower's owned machinery and equipment that will attach on July 1, 2003.

         4. Representations and Warranties. Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders that (a) no Default or Event of Default exists; (b) all of the representations and warranties set forth in the Loan Documents are true and correct in all material respects as of the Sixth Amendment Effective Date (except for those that expressly state that they are made as of an earlier date, in which case they shall be true and correct as of such earlier date); and (c) it has no claims, counterclaims, offsets, credits or defenses to its obligations under the Loan Documents or, to the extent it does, they are hereby released in consideration of the Required Lenders entering into this Amendment.

         5. Ratification of Credit Agreement. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The term "this Agreement" or "Credit Agreement" and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

         6. Authority/Enforceability. Each of the Credit Parties hereto represents and warrants as follows:

                  (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

                  (b) This Amendment has been duly executed and delivered by such Person and constitutes such Person's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment. The execution, delivery and performance by such Person of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any of its Subsidiaries or any indenture or other material agreement or instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person except as could not reasonably be expected to have a Material Adverse Effect.

         7. Expenses. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

         8. Counterparts/Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

         9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

         10. Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

         11. Acknowledgment of Guarantors. The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Loan Documents.

         12. Affirmation of Liens. Each Credit Party affirms the liens and security interests created and granted by it in the Loan Documents (including, but not limited to, the Security Agreement) and agrees that this Amendment shall in no manner adversely affect or impair such liens and security interests.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment, to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


BORROWER:                  CARAUSTAR INDUSTRIES, INC.,
                           a North Carolina corporation

                           By: /s/ Ronald J. Domanico
                              --------------------------------------------------
                           Name:   Ronald J. Domanico
                           Title:  Vice President and Chief Financial Officer






                                            Signature Page to Sixth Amendment to
                                     Caraustar Industries, Inc. Credit Agreement
                                                                      March 2003

GUARANTORS:       AUSTELL HOLDING COMPANY, LLC,
                  a Georgia limited liability company
                  CAMDEN PAPERBOARD CORPORATION,
                  a New Jersey corporation
                  CARAUSTAR CUSTOM PACKAGING GROUP, INC.,
                  a Delaware corporation
                  CARAUSTAR CUSTOM PACKAGING GROUP (MARYLAND), INC., a Maryland corporation
                  CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC., a Delaware corporation
                  CARAUSTAR MILL GROUP, INC.,
                  an Ohio corporation f/k/a Caraustar Paperboard Corporation
                  CARAUSTAR RECOVERED FIBER GROUP, INC.,
                  a Delaware corporation
                  CHICAGO PAPERBOARD CORPORATION,
                  an Illinois corporation
                  FEDERAL TRANSPORT, INC.,
                  an Ohio corporation
                  GYPSUM MGC, INC.,
                  a Delaware corporation
                  HALIFAX PAPER BOARD COMPANY, INC.,
                  a North Carolina corporation
                  MCQUEENEY GYPSUM COMPANY,
                  a Delaware corporation
                  MCQUEENY GYPSUM COMPANY, LLC,
                  a Delaware limited liability company
                  PBL INC.,
                  a Delaware corporation
                  SPRAGUE PAPERBOARD, INC.,
                  a Connecticut corporation


                  By:     /s/ Ronald J. Domanico
                     --------------------------------------------------
                  Name:   Ronald J. Domanico
                  Title:  Vice President and Chief Financial Officer

                           of each of the foregoing Guarantors



                                            Signature Page to Sixth Amendment to
                                     Caraustar Industries, Inc. Credit Agreement
                                                                      March 2003

                   CARAUSTAR, G.P.,
                   a South Carolina general partnership

                   By:   CARAUSTAR INDUSTRIES, INC.,
                         a North Carolina corporation, general partner


                         By:    /s/ Ronald J. Domanico
                            -------------------------------------------------
                         Name:  Ronald J. Domanico
                         Title: Vice President and Chief Financial Officer

                   By:   CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS
                         GROUP, INC., a Delaware corporation, general partner


                         By:    /s/ Ronald J. Domanico
                            -------------------------------------------------
                         Name:  Ronald J. Domanico
                         Title: Vice President and Chief Financial Officer

                   RECCMG, LLC,
                   a Georgia limited liability company
                   PARADIGM CHEMICAL & CONSULTING, LLC,
                   a Georgia limited liability company

                   By:   CARAUSTAR MILL GROUP, INC.,
                         an Ohio corporation f/k/a Caraustar Paperboard Corporation, sole member of each of the foregoing Guarantors


                         By:    /s/ Ronald J. Domanico
                            -------------------------------------------------
                         Name:  Ronald J. Domanico
                         Title: Vice President and Chief Financial Officer

                   CICPG, LLC,
                   a North Carolina limited liability company

                   By: CARAUSTAR INDUSTRIAL AND CONSUMER PRODUCTS GROUP, INC., a Delaware corporation, sole member

                         By:    /s/ Ronald J. Domanico
                            -------------------------------------------------
                         Name:  Ronald J. Domanico
                         Title: Vice President and Chief Financial Officer




                                            Signature Page to Sixth Amendment to
                                     Caraustar Industries, Inc. Credit Agreement
                                                                      March 2003

ADMINISTRATIVE
AGENT:             BANK OF AMERICA, N.A., in its capacity
                   as Administrative Agent

                   By:    /s/ Thomas R. Sullivan
                      -------------------------------------------------
                   Name:          Thomas R. Sullivan
                        -----------------------------------------------
                   Title:          Vice President
                         ----------------------------------------------




                                            Signature Page to Sixth Amendment to
                                     Caraustar Industries, Inc. Credit Agreement
                                                                      March 2003

LENDERS:           BANK OF AMERICA, N.A.,
                   as an Issuing Lender and a Lender


                   By:    /s/ Thomas R. Sullivan
                      -------------------------------------------------
                   Name:          Thomas R. Sullivan
                        -----------------------------------------------
                   Title:          Vice President
                         ----------------------------------------------




                                            Signature Page to Sixth Amendment to
                                     Caraustar Industries, Inc. Credit Agreement
                                                                      March 2003

                   DEUTSCHE BANK TRUST COMPANY AMERICAS
                   individually as an Issuing Lender and a Lender


                   By:           /s/ Marco Orlando
                      -------------------------------------------------
                   Name:              MARCO ORLANDO
                        -----------------------------------------------
                   Title:             DIRECTOR
                         ----------------------------------------------




                                            Signature Page to Sixth Amendment to
                                     Caraustar Industries, Inc. Credit Agreement
                                                                      March 2003

                            CREDIT SUISSE FIRST BOSTON


                            By:            /s/ James P. Moran
                               -------------------------------------------------
                            Name:              JAMES P. MORAN
                                 -----------------------------------------------
                            Title:             DIRECTOR
                                  ----------------------------------------------



                            By:            /s/ Ian W. Nalitt
                               -------------------------------------------------
                            Name:              IAN W. NALITT
                                 -----------------------------------------------
                            Title:             ASSOCIATE
                                  ----------------------------------------------





                                            Signature Page to Sixth Amendment to
                                     Caraustar Industries, Inc. Credit Agreement
                                                                      March 2003

                            CREDIT LYONNAIS NEW YORK BRANCH


                            By:      /s/ Rod Hurst
                               -------------------------------------------------
                            Name:        Rod Hurst
                                 -----------------------------------------------
                            Title:       Vice President
                                  ----------------------------------------------




                                            Signature Page to Sixth Amendment to
                                     Caraustar Industries, Inc. Credit Agreement
                                                                      March 2003

                            THE BANK OF NEW YORK


                            By:       /s/ Nicholas C. Silitch
                               -------------------------------------------------
                            Name:         Nicholas C. Silitch
                                 -----------------------------------------------
                            Title:        Senior Vice President
                                  ----------------------------------------------




                                            Signature Page to Sixth Amendment to
                                     Caraustar Industries, Inc. Credit Agreement
                                                                      March 2003

                                 SCHEDULE 1.1(A)

                          REVOLVING CREDIT COMMITMENTS

                                            REVOLVING CREDIT
                 LENDER                        COMMITMENT                COMMITMENT PERCENTAGE
                 ------                     ----------------             ---------------------
Bank of America, N.A.                          $10,026,667                   21.33333334%
Deutsche Bank Trust Company Americas           $10,026,667                   21.33333333%
Credit Suisse First Boston                     $10,026,667                   21.33333333%
Credit Lyonnais New York Branch                $10,026,667                   21.33333333%
The Bank of New York                           $ 6,893,332                   14.66666667%
                                               -----------                  ------------
                         Total                 $47,000,000                  100.00000000%
                                               ===========                  ============

                                    EXHIBIT J

                                     FORM OF
                           BORROWING BASE CERTIFICATE

        For the calendar month ended _______________, 20__.

        I, ______________________, [TITLE] of Caraustar Industries, Inc. (the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Credit Agreement dated as of March 29, 2001 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent:


                                   RECEIVABLES

1.       Receivables (as defined in the definition of Eligible Receivables in
         Section 1.1 of the Credit Agreement)                                                        $_____________

2.       (i) Receivables of the Borrower subject to any Lien, other than
         a Lien permitted by Section 9.2 of the Credit Agreement.                                    $_____________

         (ii) Receivables of the Borrower which are more than 90 days from the date of invoice (net of reserves for bad debts in connection with any
         such Receivables of the Borrower)                                                           $_____________

         (iii) 50% of the book value of any Receivable of the Borrower not otherwise excluded by clause (ii) above but owing from an account debtor which is the account debtor on any existing Receivable of the Borrower then excluded by such clause (ii) (unless (A) the exclusion by such clause (ii) is a result of a legitimate dispute by the account debtor and the applicable Receivable of the Borrower is no more than 90 days past due or (B) the applicable Receivable so
         excluded by such clause (ii) is for an amount of less than $100,000)                        $_____________

         (iv) Receivables of the Borrower evidenced by notes, chattel paper or other instruments (unless such notes, chattel paper or instruments have
         been delivered to and are in the possession of the Agent)                                   $_____________

         (v) Receivables of the Borrower owing by an account debtor which the
         Borrower has determined to be not solvent or is subject to
         any bankruptcy or insolvency proceeding of any kind                                         $_____________

         (vi) Receivables of the Borrower owing by an account debtor located outside of the United States (unless payment for the goods shipped is secured by an irrevocable letter of credit in a form and from an institution acceptable to the Administrative Agent or otherwise on
         guaranty or acceptance terms acceptable to the Administrative Agent)                        $_____________

         (vii) To the extent not already reflected in the calculation of the face amount thereof, Receivables of the Borrower which are contingent or subject to offset, deduction, counterclaim, dispute or other defense to payment, in each case to the extent of such offset, deduction,
         counterclaim, dispute or other defense                                                      $_____________

         (viii) Receivables of the Borrower for which any direct or indirect Subsidiary
         of the Borrower or any Affiliate of the Borrower is the account debtor                      $_____________

         (ix) Receivables of the Borrower representing a sale to the government of the United States or any agency or instrumentality thereof (unless the
         Borrower has complied (to the satisfaction of the Administrative Agent)
         with the Federal Assignment of Claims Act or other similar applicable law with respect to the Administrative Agent's security interest in
         such Receivable)                                                                            $_____________

         (x) Receivables of the Borrower which fail to meet such other specifications
         as have been established by the Administrative Agent                                        $_____________

         (xi) Sum of lines (i) through (x)                                                           $_____________

3.       Eligible Receivables
         (Line 1 less Line 2(xi))                                                                    $_____________

4.       Eligible Receivables Borrowing
         Base (60% of Eligible Receivables)                                                          $_____________


                                    INVENTORY

5.       Inventory (the lower of the aggregate book value (based on a FIFO or a moving average cost valuation, consistently applied) or fair market value of all raw materials, work in process and finished goods inventory owned by the Borrower less appropriate reserves
         determined in accordance with GAAP)                                                         $_____________

6.       (i) Inventory subject to any Lien, other than any Lien permitted by
         Section 9.2 of the Credit Agreement                                                         $_____________

         (ii) Inventory which is not in good condition or fails to meet standards for sale or use imposed by governmental agencies, departments
         or divisions having regulatory authority over such goods                                    $_____________

         (iii) Inventory which is not useable or salable at prices approximating their cost in the ordinary course of the Borrower's business (including without duplication the amount of any reserves for obsolescence,
         unsalability or decline in value)                                                           $_____________

         (iv) Inventory located outside of the United States                                         $_____________

         (v) Inventory located at a location leased by the Borrower with respect to which the Administrative Agent shall not have received a landlord's
         waiver satisfactory to the Administrative Agent                                             $_____________

         (vi) Inventory which is leased or on consignment                                            $_____________

         (vii) Inventory which fails to meet such other specifications as have
         been established by the Agent                                                               $_____________

         (viii) Sum of lines (i) through (vii)                                                       $_____________

7.       Eligible Inventory
         (Line 6 less Line 7(viii))                                                                  $_____________

8.       Eligible Inventory Borrowing Base (30% of Eligible Inventory)                               $_____________


                                 BORROWING BASE

9. Sum of (a) the maximum aggregate principal amount of the Borrower's obligations under (i) the Standard Gypsum
         Guaranty (but only to the extent the Borrower's obligations under such guaranty continue to be secured pursuant to the Security
         Agreement), and (ii) the Premier Boxboard Guaranty (but only to the extent the Borrower's obligations under such guaranty continue to be secured pursuant to the Security Agreement)

         and (b) the aggregate of the Credit Parties' obligations under all Hedging
         Agreements (without taking into account any such agreement where a Credit
         Party is owed money from an account party) with a Lender or any Affiliate of a
         Lender. For the purposes of the foregoing calculation, the amount of any obligations under any Hedging Agreement on any date shall be deemed
         to be the Hedging Agreement Termination Value thereof as of such date                       $_____________

10.      Total Borrowing Base availability
         ((Line 4 plus Line 8) minus Line 9)                                                         $_____________

11.      Aggregate Revolving Credit Commitment                                                       $_____________

12.      Aggregate Outstanding Revolving Credit Loans
         and L/C Obligations under the Credit
         Agreement                                                                                   $_____________

13.      If Line #10 is greater than Line #11, then the difference
         between Line #11 and Line #12 ($__________________________________________________________________________)
         is available for Extensions of Credit; If Line #10 is less than Line #11, then the difference between Line #10 and Line #12 ($______________________________________________________)
         is available for Extensions of Credit. If Line #12 is greater than Line #10, then the Borrower shall prepay or otherwise reduce so much of the outstanding Revolving Credit Loans and L/C Obligations as shall be necessary to eliminate such excess ($_________).


         With reference to this Borrowing Base certificate, I hereby certify that the above statements are true and correct.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this _____ day of ______________, 20___.


                                                 CARAUSTAR INDUSTRIES, INC.

                                                 By:
                                                 Name:
                                                 Title: